SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON DC 20549

                                    FORM 8-K



                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                          Date of Report: May 21, 1999
                        (Date of earliest event reported)


                      Bion Environmental Technologies, Inc.
              (Exact Name of Registrant as Specified in its Charter




   Colorado                 0-19333               84-1176672
  (State of               (Commission         (I.R.S. Employer
 Incorporation)             File No.)        Identification No.)





               555 17th Street, Suite 3310, Denver, Colorado 80202
              (Address and Zip Code of Principal Executive Offices)






Registrant's telephone number including area code: (303) 294-0750

ITEM 5.    OTHER EVENTS.

1. Effective May 21, 1999, the Company entered into an agreement with Mark A. Smith ("MAS) and LoTayLingKyur, Inc. ("LTLK"), a major shareholder of the Company, pursuant to which MAS became the Company's Chairman. MAS will also serve as a director of the Company and a member of the Executive Committee. See Exhibit 10.1. Mr. Smith, through his own holdings and those of his family, those of LTLK, and pursuant to a voting agreement (see exhibit 10.2) votes a majority of the Company's common stock. Jon Northrop will continue his role as President and CEO of Bion as well as being a director and member of the Executive Committee. Jere Northrop, Bion's previous Chief Operating Officer, will continue as a director and will become Bion's Chief Technology Officer, also effective on May 21, 1999. Additionally, effective May 21, 1999, LTLK agreed to exchange two short-term convertible promissory notes for one long-term convertible promissory note. See Exhibit 10.3.

2. The Company's largest Bion NMS animal waste processing system has commenced operations at Circle Four Farms in Milford, Utah. The system will treat the waste of over 40,000 hogs. The Company expects BionSoil production at an estimated 36,000 cubic yards per year beginning approximately one year from system start-up.

3. The Company declared a stock and warrant dividend on May 21, 1999. All shareholders of record date May 30, 1999 received one share of common stock for every ten shares held and one Class X Warrant for every five shares held. See exhibit 10.4. The dividend was issued on June 14, 1999.

4. Bion opened a new office in Coarsegold, California. The new office is part of the Company's recent expansion into California and the Northwest region of the Country including Arizona, Utah, Montana, Idaho, Washington, and Oregon. Bion's expansion in California is focusing initially in the San Joaquin Valley, which is a center for dairy farms and high value agricultural crops. The Company anticipates substantial market opportunities for its systems with the resulting ability to produce and market BionSoil products to consumers in the area.

5. The Company made agreements with five parties, including Jon Northrop, CEO, Jere Northrop, CTO, M. Duane Stutzman, CFO, and one other employee whereby the Company issued long-term promissory notes to each party for payables aggregating $793,500. See exhibit 10.5.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.


                                   SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               BION ENVIRONMENTAL TECHNOLOGIES, INC.

Date: June 21, 1999               By:  /s/ M. Duane Stutzman
                                   -----------------------------
                                    M. Duane Stutzman, Chief
                                    Financial Officer

                                INDEX TO EXHIBITS

Financial Statements and Exhibits.


10.1  Consulting  Agreement  between   LoTayLingKyur,   Inc.  and  Bion
      Environmental Technologies, Inc.

10.2  Voting agreement between Jon Northrop, MAS, LTLK, and Dublin Holding, Ltd.

10.3 Promissory Note agreement between LoTayLingKyur, Inc. and Bion Environmental Technologies, Inc.

10.4  Class X Warrant

10.5  Promissory   Note   agreements    between   Bion    Environmental
      Technologies, Inc. and five parties.